Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-61835 of United Auto Group, Inc. on Form S-8 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of United Auto 401(k) Savings and Retirement Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 29, 2005